UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: June 16, 2014

(Date of earliest event reported)

SCIO DIAMOND TECHNOLOGY CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number: 000-54529

Nevada	45-3849662
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

411 University Ridge Suite D

Greenville, SC 29601

(Address of principal executive offices, including zip code)

(864) 751-4880

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Termination of Officers

On June 16, 2014, the Board of Directors (the “Board”) of Scio Diamond Technology Corporation (the “Company” or “Scio”) terminated, effective immediately, the employment of Michael W. McMahon, as Chief Executive Officer (principal executive officer) and Jonathan M. Pfohl, as Chief Financial Officer (principal financial officer).

Appointment of New Officers

On June 16, 2014, the Board also appointed Gerald McGuire, 52, a consultant and a current member of the Board, as interim Chief Executive Officer, and appointed Douglas Walker, 56 , a consultant to the Company, as Chief Financial Officer to serve in an interim capacity.

Mr. McGuire brings over twenty-five (25) years of semiconductor industry experience to Scio. Mr. McGuire was most recently a Senior Vice President and General Manager of the Low-Voltage and Mid Power Analog Business at Fairchild Semiconductor from 2010 to 2013, a power semiconductor business. Prior to Fairchild Semiconductor, from 2007 to 2010, Mr. McGuire was the VP/GM of the Digital Signal Processing business at Analog Devices, a specialty embedded processor business. He spent twenty-three (23) years at Analog Devices in various technical, marketing and business roles. His specialties range broadly including: product development, strategy, marketing and branding.

Mr. Walker brings a multitude of experiences in a variety of settings to the organization.  For the pat 20 years, Mr. Walker has been the managing director of SWBi International, a management consulting company specializing in executive search in North America.  A CPA and a certified gemologist, Mr. Walker has spent over a decade in global executive search at SWBi International.

There are no arrangements or understandings between Messrs. McGuire or Walker and any other persons pursuant to which Messrs. McGuire or Walker were selected as officers, nor are there any transactions or family relationships between us and Messrs. McGuire or Walker in which either has a direct or indirect material interest required to be reported pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Act of 1933, as amended.

Appointment of New Director

On June 16, 2014, the Company also appointed Bruce Likly as a member to the Board. The Board further appointed Mr. Likly to serve as the Co-Chairman of the Board.  The Committees to which Mr. Likly will be appointed is undetermined at this time.

There are no arrangements or understandings between Mr. Likly and any other persons pursuant to which Mr. Likly was selected as director, nor are there any transactions or family relationships between us and Mr. Likly in which either has a direct or indirect material interest required to be reported pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Act of 1933, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCIO DIAMOND TECHNOLOGY CORPORATION

By:	/s/ Edward Adams
Edward Adams Chairman

Date: June 20, 2014